Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

Ashford Hospitality Trust, Inc. Announces Commencement of
Exchange Offers and Consent Solicitation for All
Outstanding Series of Its Preferred Stock

DALLAS, September 10, 2020 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) commenced exchange offers (the “Exchange Offers”) today for all of the issued and outstanding shares of its 8.45% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), 7.375% Series F Cumulative Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), 7.375% Series G Cumulative Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), 7.50% Series H Cumulative Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”) and 7.50% Series I Cumulative Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”, and together with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Preferred Stock”), subject to certain conditions and any necessary proration. The total consideration offered in the Exchange Offers in the aggregate to all series of Preferred Stock is 126,048,813 newly issued shares of the Company’s common stock, par value $0.01(the “Common Stock”) and $30,000,000 in cash (each of the Common Stock consideration and the cash consideration, a “Consideration Option”), subject to the terms described in more detail in the Prospectus/Consent Solicitation dated September 10, 2010 and relating to the Exchange Offers. Regardless of the number of shares of Preferred Stock tendered for each Consideration Option, the Company will not issue more than 126,048,813 shares of Common Stock or pay out more than $30,000,000 in cash. The Exchange Offers are also conditioned on our ability to issue or sell securities or enter into an alternative capital raising transaction pursuant to which not less than $30,000,000 is raised for the purpose of funding the cash consideration on terms satisfactory to the Company in our sole discretion, including the determination by the Company’s board of directors that the proceeds of the capital raising transaction can be lawfully used to fund the cash consideration.

In connection with the Exchange Offers, the Company is also soliciting consents from the holders of each series of Preferred Stock (the “Preferred Holders”) to amend the Company’s corporate charter (the “Charter”), for each series of Preferred Stock that receives sufficient tenders to close the Exchange Offer for that series, to automatically reclassify and convert each share of Preferred Stock into 1.74 shares of newly issued Common Stock and eliminate the description of such series of Preferred Stock from our Charter (the “Consent Solicitation”). Holders may not tender their shares of Preferred Stock in the Exchange Offers and the Consent Solicitation without consenting to each of the applicable proposed Charter amendments.

The Preferred Holders electing to tender in the Exchange Offers may elect to exchange their shares of each series of Preferred Stock for either (i) 5.58 shares of newly-issued Common Stock (the “Stock Option”) or (ii) $7.75 (the “Cash Option”). If more shares of Preferred Stock are tendered and select the Cash Option than there is cash available in the Exchange Offers, the amount of cash received by each Preferred Holder electing the Cash Option will be prorated among the number of shares validly tendered and not withdrawn according to a formula that takes into account the relative value of the Cash Option offered in each Exchange Offer. The Preferred Holders will instead receive shares of Common Stock for the portion of the Cash Option that they did not receive. The completion of the Exchange Offers requires the tender and consent of the holders of at least two-thirds of the outstanding shares of each series of Preferred Stock, and the approval by the holders of two-thirds of the Common Stock outstanding and entitled to vote at a special meeting of holders of Common Stock.

The Company is undertaking the Exchange Offers and the Consent Solicitation as part of our recapitalization to improve our capital structure in light of the impacts of the novel strain of coronavirus (COVID-19) on our business. We did not pay dividends on any series of Preferred Stock in the second quarter of 2020, and we do not expect to pay dividends on any series of Preferred Stock for the foreseeable future. The unpaid dividends on the Preferred Stock will continue to accumulate (whether or not declared or paid) at a rate of approximately $10.6 million per quarter, and will result in a significant financial burden for the Company over time.

The Exchange Offers will expire at 5:00 p.m., Eastern Time, on October 9, 2020, unless the Company extends the period of time for which the Exchange Offers are open or terminates the Exchange Offers early. Tendered shares of Preferred Stock may be withdrawn at any time prior to the expiration date.

Where You Can Find Additional Information

Completion of the Exchange Offers and the Consent Solicitation are subject to certain conditions, which are set forth in more detail in the Company’s registration statement on Form S-4 (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (“SEC”) for the purpose of registering the Common Stock issued pursuant to the Exchange Offers under the Securities Act of 1933, as amended. The Registration Statement was declared effective on September 9, 2020 at 4:00 p.m. ET. The Company has also filed with the SEC a Schedule TO for the Exchange Offers and a proxy statement on Schedule 14A to solicit proxies from the holders of its Common Stock to approve the relevant items upon which the holders of the Common Stock will be entitled to vote (the “Proxy Statement”). The Company may extend or terminate the Exchange Offers under certain circumstances as described in the Registration Statement. Additional information regarding these transactions can be found in the Company’s investor presentation available at https://dealroadshow.finsight.com/retail-roadshows.

If you have questions about the Exchange Offers, you should contact:

D.F. King & Co., Inc., as Information Agent and Exchange Agent

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 967-4607

Email: aht@dfking.com

RBC Capital Markets, LLC, as Dealer Manager

Tel: (212) 618-7843

Toll-free: (877) 381-2099

Email: liability.management@rbccm.com

This does not constitute an offer of any securities for sale. Further, this communication is not a solicitation of a proxy from any security holder of the Company and shall not constitute the solicitation of an offer to buy securities.

Preferred Holders should read the Registration Statement and the Schedule TO for the Exchange Offers as they contain important information about the Exchange Offers, the Company and the other proposed transactions. Holders of Common Stock should read the Proxy Statement and any other relevant documents because they contain important information about the Company and the proposed transactions. The Registration Statement, Schedule TO and Proxy Statement are available for free on the SEC’s website, www.sec.gov. The prospectus included in the Registration Statement and additional copies of the Proxy Statement will be available for free from the Company for the applicable shareholders of the Company.

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Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing predominantly in upper upscale, full-service hotels.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of the novel strain of coronavirus (COVID-19) on our business; our ability to meet the NYSE continued listing standards; our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; general volatility of the capital markets and the market price of our common stock and preferred stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We will not publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise except to the extent required by law.